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                                    KEYCORP

                      DIRECTOR DEFERRED COMPENSATION PLAN
                         (JANUARY 1, 1995 RESTATEMENT)


         The KeyCorp Corporation Deferred Compensation Plan, originally established as of January 1, 1984, is hereby amended and restated in its entirety, effective January 1, 1995.

         KeyCorp hereby establishes this Director Deferred Compensation Plan for directors of KeyCorp and its subsidiaries to provide directors with the opportunity to defer payment of their directors' fees in accordance with the provisions of this Plan.

                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

         For the purposes hereof, the following words and phrases shall have the meanings indicated.

         1. "Account" shall mean the bookkeeping account established in accordance with Article II hereof.

         2. "Beneficiary" shall mean any person designated by a Participant in accordance with the Plan to receive payment of all or a portion of the remaining balance of the Participant's Account in the event of the death of the Participant prior to receipt by the Participant of the entire amount credited to the Participant's Account.

         3. "Corporation" shall mean KeyCorp, a bank holding company and its corporate successors, including the surviving corporation resulting from any merger of KeyCorp with any other corporation or corporations.

         4. "Director" shall mean (i) any member of the Board of Directors of the Corporation and (ii) any member of the Board of Directors of a Subsidiary.

         5. "Election Agreement" shall mean a written election to defer Fees signed in writing by the Director and in the form provided by the Secretary of the Corporation.

         6.      "Fees" shall mean the fees earned as a Director.

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         7.      "Participant" shall mean any Director who has at any time
                 elected to defer the receipt of Fees in accordance with the Plan.

         8. "Plan" shall mean this Director Deferred Compensation Plan, together with all amendments hereto.

         9. "Subsidiary" shall mean a corporation organized and existing under the laws of the United States or of any state or the District of Columbia of which 80 percent or more of the issued and outstanding stock is owned by the Corporation or by a Subsidiary of the Corporation, and which has been designated by the Board of Directors or Chief Executive Officer of the Corporation as a Subsidiary eligible to participate in the Plan.

         10.     "Year" shall mean the calendar year.

                                   ARTICLE II
                                   ----------
                               ELECTION TO DEFER
                               -----------------

         1. ELIGIBILITY. Any Director may elect to defer receipt of all or a specified portion of his or her Fees for any Year in accordance with
Section 2 of this Article.

         2. ELECTION TO DEFER. A Director who desires to defer the payment of all or a portion of his or her Fees for any Year must complete and deliver an Election Agreement to the Secretary of the Corporation no later than the last day of the Year prior to the Year for which the Fees would otherwise be paid; provided, however, that any Director hereafter elected to the Board of Directors of the Corporation or a Subsidiary who was not a Director on the preceding December 31 may make an election to defer payment of Fees for the Year in which he is elected to the Board of Directors by delivering the Election Agreement to the Secretary of the Corporation within 30 days of such election. A Director who timely delivers the Election Agreement to the Secretary of the Corporation shall be a Participant. A Participant's Election Agreement shall continue to be effective from Year to Year until terminated or modified by written notice to the Secretary of the Corporation. A revocation or modification must be delivered prior to the beginning of the Year for which it is to be effective.

         3. AMOUNT DEFERRED; DATE OF DEFERRAL. A Participant shall designate on the Election Agreement (a) the amount of his or her Fees that are to be deferred, (b) the date to which the Participant's Fees shall be deferred,
(c) whether the distribution of deferred fees is to be paid in a lump sum or in installments or both a lump sum and installments, and (d) if in installments, the number of quarterly installments. Deferral shall be until the earlier to occur of (i) the date specified by the Participant which may be not later than the date on which the Participant would attain age 72, or (ii) the date of death of the Participant, at which time payment of the amount deferred shall be made in accordance with Section 7 or 10 hereof. A Participant may select not more than one date upon which a lump sum distribution shall be





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made and not more than one date upon which installments shall begin; these distribution dates shall be the first business day of a calendar quarter.

         4. ACCOUNT. The Corporation shall maintain an Account of the Fees deferred by each Participant. A Participant shall designate on the Election Agreement whether to have the Account valued on the basis of KeyCorp Common Shares in accordance with Section 5 hereof or receive interest in accordance with Section 6 hereof. The Corporation may, if necessary or desirable, establish separate Accounts for a Participant to properly account for amounts deferred under the different alternatives and years; all such Accounts are collectively referred to herein as the Account. The Account based on KeyCorp Common Shares shall be known as the "Common Shares Account", and the interest bearing account shall be known as the "Interest Bearing Account"; a Participant may defer a portion of his or her Fees into each type of Account.

         5. COMMON SHARES ACCOUNT. If a Participant elects to have all or a portion of his or her Fees deferred into the Common Shares Account, as of the last business day of any quarter, there shall be added to such Account the number of Common Shares (whole and fractional, rounded to the nearest one-hundredth of a share) equal to the dollar amount of such Fees payable for such calendar quarter plus all dividends payable during such quarter on the Common Shares held in the Account on the first day of such quarter divided by the market value of the Common Shares at the close of business on the last business day of such quarter.

         6. INTEREST BEARING ACCOUNT. Effective April 1, 1994, if a Participant elects to have all or a portion of his or her Fees deferred into the Interest Bearing Account, as of the last business day of any calendar quarter, there shall be added to the Account the dollar amount of such Fees payable for such calendar quarter plus all interest payable on such Interest Bearing Account for such quarter as follows: A Participant's account will receive interest on the lowest balance in the Interest Bearing Account during each quarter at a rate equal to 50 basis points higher than the effective annual yield of the average of the Moody's Average Corporate Bond Yield Index for the most recent calendar month, as published by Moody's Investor Service, Inc. (or any successor publisher thereto), or, if such index is no longer published, a substantially similar index selected by the Board.

         7. PAYMENT OF ACCOUNT; PERIOD OF DEFERRAL. The amount of a Participant's Account shall be paid to the Participant in cash and in a lump sum and/or in a number of substantially equal consecutive quarterly installments (not to exceed 40), as elected by the Participant in his or her Election Agreement. The amount of the Account remaining after payment of an installment shall continue to be valued in accordance with Section 5 hereof or bear interest in accordance with Section 6 hereof. The lump sum payment or the first quarterly installment, as the case may be, shall be made as soon as reasonably possible after (i) the date specified in section 3 hereof, or (ii) the date of the Participant's death.

         Any installment payment shall be made pro rata from the Common Shares Account and the Interest Bearing Account. The election as to the time for and method of payment of the amount of the Account relating to Fees deferred for a particular Year shall be made on the





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Election Agreement(s) and may not thereafter be altered except as provided in
Section 10 hereof.

         In the event that a Participant elects to receive installment payments under this Section 7,

           (a) The amount of the distribution from the Common Shares Account shall be valued based on the fair market value of the Common Shares on the last business day of the calendar quarter immediately prior to the distribution date;

           (b) The amount of the distribution from the Interest Bearing Account shall be valued based on the value of such Account on the last business day of the calendar quarter immediately prior to such distribution date;

           (c) The amount of each installment shall be determined by dividing the value of the Common Shares Account, the Interest Bearing Account, or both, as the case may be, by the number of installments remaining to be paid to the Participant.

         8. SMALL PAYMENTS. Notwithstanding the foregoing, if the quarterly installment payments elected by a Participant hereunder would result in a quarterly payment of less than $500, the Corporation shall have the right in its sole discretion to pay the entire amount of the Account to the Participant in a lump sum on the day the installment payments were to begin.

         9. DEATH OF PARTICIPANT. In the event of the death of a Participant, the amount of the Participant's Account shall be paid to the Beneficiary or Beneficiaries designated in writing signed by the Participant in the form provided by the Secretary of the Corporation; in the event there is more than one Beneficiary, such form shall include the proportion to be paid to each Beneficiary and indicate the disposition of such share if a Beneficiary does not survive the Participant; in the absence of any such designation, payment from the Account shall be divided equally among all other Beneficiaries. A Participant's Beneficiary designation may be changed at any time prior to the Participant's death by execution and delivery of a new Beneficiary designation form. The form on file with the Corporation at the time of the Participant's death which bears the latest date shall govern. In the absence of a Beneficiary designation or the failure of any Beneficiary to survive the Participant, the amount of the Participant's Account shall be paid to the Participant's estate in a lump sum ninety days after the appointment of an executor or administrator. In the event of the death of any Beneficiary after the death of a Participant, the remaining amount of the Account payable to such Beneficiary shall be paid in a lump sum to the estate of such Beneficiary ninety days after the appointment of an executor or administrator for such estate.

         10. ACCELERATION. Notwithstanding the foregoing, (i) the entire amount of a Participant's Account will be paid in a lump sum to the Participant or his or her Beneficiary in the event of the acquisition of substantially all of the assets of the Corporation or more than fifty percent (50%) of its stock by any person, firm, corporation or group of related





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corporations, in a transaction or transactions not approved by the Board of
Directors of the Corporation, (ii) the Board of Directors of the Corporation (or its Executive Committee or Compensation and Organization Committee) may, in its sole discretion, accelerate the making of payment of the amount of a Participant's Account to a Participant in the event of an "unforeseeable emergency" of the Participant; "unforeseeable emergency" is defined as an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the individual if such withdrawal were not permitted; provided, however, that the amount of the withdrawal under this section is limited to the amount necessary to meet such emergency, and (iii) the Board of Directors (or its Executive Committee or Compensation and Organization Committee) may, in its sole discretion, accelerate the making of payment of all or any portion of the amount of a Participant's Account to a Participant upon the written request of a Participant, provided that the Board (or Committee) determines that such withdrawal would not be adverse to the best interests of the Corporation and further provided that the request shall be made ninety (90) days before the requested date of payment, that the Participant shall forfeit an amount equal to 10% of the amount requested, and that the Participant shall be disqualified from deferring Fees during the remainder of the calendar year in which the payment is made and the next succeeding year thereafter. No Participant shall participate in any Board or Committee action under this Section 10 with regard to such Participant's own Account. The foregoing provisions of this Section 10 shall not apply to the Common Shares Account of a Director of the Corporation during his or her term as a Director and for six months thereafter.

         11. STATEMENT. Each Participant shall receive a statement of his or her Account not less than annually.

         12. VALUATION OF THE ACCOUNT. Each Account shall be valued as of the last day of each calendar quarter until payment of a Participant's Fees in full in accordance with Section 7 hereof.

         If a Participant has elected to have his or her Fees deferred into the Common Shares Account, the Corporation shall ascertain the number of shares in the Account (whole and fractional, rounded to the nearest one-hundredth of a share) after taking into account additions to the Account under Section 5 above and distributions from the Account under Section 7 above, based on the fair market value of the Common Shares on the last business day of such calendar quarter. In the event of any change in the number of outstanding Common Shares of the Corporation by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination, exchange of shares, or a similar corporate change, the Board of Directors shall determine, in its sole discretion, the extent to which such change equitably requires an adjustment in the number of shares held in a Participant's Account and such adjustment shall be made by the Corporation and shall be conclusive and binding on all Participants in the Plan.

         If a Participant has elected to have his or her Fees deferred into the Interest Bearing Account, the Corporation shall ascertain the value of such Interest Bearing Account by adding to the value of the Account at the beginning of such calendar quarter the dollar amount of the





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Fees deferred into the Account for such quarter, plus the value of any interest paid on the Account in accordance with Section 6 above, less any distributions made from the Account in accordance with Section 7 above.

                                  ARTICLE III
                                  -----------
                                 ADMINISTRATION
                                 --------------

         The Corporation shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Corporation shall have all such powers as may be necessary to carry out its duties under the Plan, including the power to determine all questions relating to eligibility for and the amount in an Account, all questions pertaining to claims for benefits and procedures for claim review, and the power to resolve all other questions arising under the Plan, including any questions of construction. The Corporation and may take such further action as the Corporation shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all interested parties. In accordance with the provisions of Section 503 of the Employee Retirement Income Security Act of 1974, the Corporation shall provide a procedure for handling claims of Participants or their Beneficiaries under this Plan. Such procedure shall be in accordance with regulations issued by the Secretary of Labor and shall provide adequate written notice within a reasonable period of time with respect to the denial of any such claims as well as a reasonable opportunity for a full and fair review by the Corporation of any such denial. Notwithstanding anything to the contrary contained herein, the Corporation shall be the "administrator" for the purpose of the Employee Retirement Income Security Act of 1974.

                                   ARTICLE IV
                                   ----------
                           AMENDMENT AND TERMINATION
                           -------------------------

         The Corporation reserves the right to amend or terminate the Plan at any time by action of its Board of Directors or a duly authorized Committee thereof; provided, however, that no such action shall adversely affect any Participant or Beneficiary with respect to the amount credited to a Deferred Compensation Account.

                                   ARTICLE V
                                   ---------
                                  PRIOR PLANS
                                  -----------

         The Plan incorporates the merger of the KeyCorp Deferred Compensation Plan for Directors (the "Old KeyPlan"), the Deferred Compensation Plan for Board of Directors of Trustcorp, Inc. (Revised November, 1986) (the "Trustcorp Plan"), the Centran Corporation Deferred Director Compensation Plan (the "Centran Plan"), and the Society Bank, Michigan Directors' Deferred Compensation Plan ("Michigan Plan") in their entirety and all accounts existing under such Trustcorp Plan and Centran Plan on September 30, 1990, under such Michigan Plan on June 30, 1993, and under such Old KeyCorp Plan on June 30, 1994, shall become Accounts (or, if a Participant has accounts under the Plan and any of such Plans, shall be merged into the Account under the Plan) fully subject to all terms and conditions hereof. All accounts under the Trustcorp Plan and the Centran Plan will be valued as of September 30,





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1990, all accounts under the Michigan Plan will be valued as of June 30, 1993, and all accounts under such Old Key Plan will be valued as of June 30, 1994 and this will constitute the initial balance of the Account under this Plan. Participants in the Trustcorp Plan, the Centran Plan, the Michigan Plan, or Old Key Plan will be given the opportunity to indicate the type of election and the type of account(s) into which their Trustcorp Plan, Centran Plan, Michigan Plan, or Old Key Plan account will be converted. In the absence of any such designation, such Participants in the Trustcorp Plan, the Centran Plan, the Michigan Plan or the Old Key Plan shall be deemed to have elected the Interest Bearing Account and the payout method and payment year indicated on their Trustcorp Plan, Centran Plan, Michigan Plan and Old Key Plan elections, unless they have an Account under this Plan, in which case the Trustcorp Plan, the Centran Plan, the Michigan Plan or Old Key Plan account will merge into such Account and be subject to the distribution elections made with regard to such Account.

                                   ARTICLE VI
                                   ----------
                                 MISCELLANEOUS
                                 -------------

         1. NONALIENATION OF DEFERRED COMPENSATION ACCOUNT. No Participant or Beneficiary shall encumber or dispose of the right to receive any payment of the amount of an Account hereunder without the written consent of the Corporation. If a Participant or Beneficiary without the written consent of the Corporation attempts to assign, transfer, alienate, or encumber the right to receive the amount of a Deferred Compensation Account hereunder or permits the same to be subject to alienation, garnishment, attachment, execution, or levy of any kind, then the Corporation, in its discretion, may hold or pay such amount or any part thereof to or for the benefit of such Participant or Beneficiary, the Participant's or Beneficiary's spouse, children, blood relatives, or other dependents, or any of them, in such manner and in such proportions as the Corporation may consider proper. Any such application of the amount of an Account may be made without the intervention of a guardian. The receipt by the payee(s) of such payment(s) shall constitute a complete acquittance to the Corporation with respect thereto, and neither the Corporation, nor any Subsidiary, nor any officer, member, employee, or agent thereof, shall have any responsibility for the proper application thereof.

         2. PLAN NONCONTRACTUAL. Nothing herein contained shall be construed as a commitment to or agreement with any Director of the Corporation or a Subsidiary to continue such person's directorship with the Corporation or Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Corporation or any Subsidiary to continue the directorship or the rate of director compensation of any such person for any period. All Directors shall remain subject to removal to the same extent as if the Plan had never been put into effect.

         3. INTEREST OF DIRECTOR. The obligation of the Corporation under the Plan to make payment of amounts reflected on an Account merely constitutes the unsecured promise of only the Corporation to make payments from its general assets as provided herein, and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any





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property of the Corporation.  Further, no Participant or Beneficiary shall have any claim whatsoever against any Subsidiary for amounts reflected on an Account.

         4. CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable rights against the Corporation or any Subsidiary, or the officers, employees, or directors of the Corporation or any Subsidiary, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

         5. DELEGATION OF AUTHORITY. Any action to be taken by the Corporation's Board of Directors under this Plan may be taken by such Board's Executive Committee or any other duly authorized Committee of the Board of Directors.

         6. SEVERABILITY. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provisions were omitted herefrom.

         7. GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

         EXECUTED at Cleveland, Ohio as of the 14th day of September, 1994.


                                KEYCORP



                                By:______________________________
                                Roger Noall, Senior Executive Vice President and Chief Administrative Officer





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